Exhibit 99.1

PerkinElmer, Inc. 940 Winter Street Waltham, MA 02451 USA	Phone 781.663.6900 Fax 781.663.6052 www.perkinelmer.com

FOR IMMEDIATE RELEASE

October 20, 2011

PerkinElmer Announces Expiration of Hart-Scott-Rodino Waiting Period

WALTHAM, Mass. – PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and clearance under Germany’s Act against Restraints of Competition (which was granted on October 10, 2011), in connection with its previously announced acquisition of Caliper Life Sciences, Inc. Completion of the transaction remains subject to the satisfaction of certain conditions, including approval of the stockholders of Caliper Life Sciences.

Factors Affecting Future Performance

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as “believes,” “intends,” “anticipates,” “plans,” “expects,” “projects,” “forecasts,” “will” and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management’s current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) restrictions in our credit agreements; (19) our ability to realize the full value of our intangible assets; (20) significant fluctuations in our stock price; (21) reduction or elimination of dividends on our common stock; and (22) other factors which we describe under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Caliper Life Sciences

Caliper Life Sciences is a premier provider of cutting-edge technologies enabling researchers in the life sciences industry to create life-saving and enhancing medicines and diagnostic tests more quickly and efficiently. Caliper is aggressively innovating new technology to bridge the gap between in vitro assays and in vivo results, enabling the translation of those results into cures for human disease. Caliper’s portfolio of offerings includes state-of-the-art microfluidics, lab automation and liquid handling, optical imaging technologies, and discovery and development outsourcing solutions. For more information please visit www.caliperLS.com.

About PerkinElmer, Inc.

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company reported revenue of approximately $1.7 billion in 2010, has about 6,200 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

Important additional information filed with the SEC and distributed to shareholders of Caliper Life Sciences.

Caliper Life Sciences has filed with the SEC and mailed to its shareholders a Definitive Proxy Statement on Schedule 14A pursuant to Section 14(a) of the Exchange Act in connection with the transaction. This document contains important information about PerkinElmer, Inc., Caliper Life Sciences, the transaction and other related matters. Caliper Life Sciences’ investors and security holders are urged to read this document carefully.

Caliper Life Sciences’ investors and security holders will be able to obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC by Caliper Life Sciences through the web site maintained by the SEC at www.sec.gov.

Caliper Life Sciences and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Caliper Life Sciences’ directors and executive officers is contained in Caliper Life Sciences’ Form 10-K for the year ended December 31, 2010 and its proxy statement dated April 26, 2011, which are filed with the SEC. Caliper Life Sciences’ proxy statement dated April 26, 2011 also contains information regarding the beneficial ownership of Caliper Life Sciences stock by Caliper Life Sciences’ directors and executive officers. In addition, outstanding stock options and restricted stock units held by directors, executive officers and other employees of Caliper Life Sciences will be accelerated in connection with the transactions contemplated by the merger agreement. A more complete description is available in the Definitive Proxy Statement.

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Investor Relations:

David C. Francisco

Vice President, Investor Relations

Phone: (781) 663-5677

Email: dave.francisco@perkinelmer.com

Media Contacts:

Stephanie R. Wasco

Vice President, Corporate Communications

Phone: (781) 663-5701

Email: stephanie.wasco@perkinelmer.com

Mario Fante

Corporate Public Relations Manager

PerkinElmer, Inc.

Phone: (781) 663-5602

Email: mario.fante@perkinelmer.com